Exhibit 4.2

Execution Version

AV HOMES, INC.,

as Issuer

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 23, 2015

to the

INDENTURE

Dated as of February 4, 2011

6.00% SENIOR CONVERTIBLE NOTES DUE 2020

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ii

Section 10.05	Non-Business Day	42

Section 10.06	Trust Indenture Act	42

Schedule A — Additional Shares

Exhibit A — Form of Global Note

Exhibit B — Form of Conversion Notice

Exhibit C — Form of Fundamental Change Repurchase Notice

Exhibit D — Form of Assignment and Transfer

Exhibit E — Certificate for Exchange and Transfer of Transfer Restricted Notes

Exhibit F — Form of Supplemental Indenture – Subsequent Subsidiary Guarantors

iii

THIRD SUPPLEMENTAL INDENTURE

6.00% Senior Convertible Notes due 2020

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of June 23, 2015 (this “Supplemental Indenture”), by and among AV HOMES, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as hereinafter defined), and WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to Wilmington Trust FSB), a national banking association, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of February 4, 2011 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities evidencing its unsecured indebtedness, in an unlimited aggregate principal amount, in one or more series (collectively, the “Securities” and each, a “Security”);

WHEREAS, Section 7.01(g) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as provided by Article 2 of the Base Indenture, without the consent of the Holders of any Securities;

WHEREAS, the Company entered into (i) a First Supplemental Indenture dated as of February 4, 2011 between the Company and the Trustee to establish the form and terms of its 7.50% Senior Convertible Notes due February 15, 2016 and (ii) a Second Supplemental Indenture dated as of July 25, 2012 between the Company and the Trustee to establish the form and terms of its 7.50% Senior Exchange Convertible Notes due February 15, 2016;

WHEREAS, the Company is entering into this Supplemental Indenture to establish the form and terms of its 6.00% Senior Convertible Notes due July 1, 2020 (the “Notes”);

WHEREAS, notwithstanding the provisions of the Base Indenture, including, without limitation, Sections 1.07 and 7.05 of the Base Indenture, the Holders agree that the Trust Indenture Act shall not be applicable to, and shall not govern, this Supplemental Indenture or the Notes, except for those specific provisions of the Trust Indenture Act expressly referenced in the Indenture and the Notes;

WHEREAS, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Board of Directors of the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Notes, including the certificate of authentication to be borne by the Notes, the conversion notice, the fundamental change repurchase notice and the certificate of assignment and transfer are to be substantially in the forms attached as exhibits hereto;

WHEREAS, as permitted by Section 7.01(d) of the Base Indenture, payment of the Notes will be guaranteed by the Subsidiary Guarantors pursuant to this Indenture and one or more supplemental indentures substantially in the form attached as an exhibit hereto;

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement of each of the Company, each Subsidiary Guarantor and the Trustee according to its terms have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company have been done and performed.

NOW THEREFORE, SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Subsidiary Guarantors and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes issued on or after the date of this Supplemental Indenture, as follows:

ARTICLE I:

DEFINITIONS

Section 1.01 Relation to Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions and definitions in the Base Indenture.

Section 1.02 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

(b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;

(c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(d) All other terms used in this Supplemental Indenture, which are defined in the Securities Act and, if applicable, the Trust Indenture Act (in each case except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Securities Act or, if applicable, Trust Indenture Act, in each case as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” shall have the meaning specified in Section 4.03.

“Additional Notes” shall have the meaning specified in Section 2.07.

“Additional Shares” shall have the meaning specified in Section 7.01(b)(i).

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Date” means June 23, 2015.

“Common Stock” means, subject to Section 7.06, shares of common stock of the Company, par value $1.00 per share, at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means AV Homes, Inc., a Delaware corporation, unless and until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Order” shall have the meaning specified in Section 2.05.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

(a) was a member of the Board of Directors on the date of this Supplemental Indenture; or

(b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s nomination or election.

“Conversion Agent” shall mean Wilmington Trust, National Association or any successor office or agency where the Notes may be surrendered for conversion.

“Conversion Date” shall have the meaning specified in Section 7.02(b).

“Conversion Notice” shall have the meaning specified in Section 7.02(b).

“Conversion Obligation” shall have the meaning specified in Section 7.01(a).

“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 7.01(a).

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business related to the Indenture shall be administered, which office at the date hereof is located at Minneapolis, Minnesota, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVHI<EQUITY>VAP”, or any successor page, in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method).

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in the Base Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture and, thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 7.04(c).

“Effective Date” shall have the meaning specified in Section 7.01(b)(ii).

“Event of Default” means, with respect to the Notes, any event specified in Section 4.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Failure” shall have the meaning specified in Section 4.03.

“Five Day VWAP” means the arithmetic average of the Daily VWAP for the five (5) consecutive Trading Days ending two Trading Days prior to the applicable Conversion Date.

“Fundamental Change” will be deemed to have occurred when any of the following has occurred:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Company that is at that time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or

(b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(c) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(i) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company; and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or

(ii) any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(e) the termination of trading of the Company’s Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices.

Notwithstanding the foregoing, any transaction or event described above will not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (a), (d) or (e) above occurs (without regard to any exclusion in clause (d) thereunder) and at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into Reference Property in accordance with the terms of this Supplemental Indenture.

“Fundamental Change Company Notice” shall have the meaning specified in Section 8.03(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 8.03(a).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 8.03(a).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Global Note” shall have the meaning specified in Section 2.04.

“Guaranteed Obligations” shall have the meaning specified in Section 9.01(a).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness for borrowed money, secured or unsecured, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) capital leases in accordance with GAAP

(other than accrued expenses, trade payables, customer deposits and deferred revenues, in each case, entered into in the ordinary course of business and earn-out obligations owed to sellers in connection with the acquisition of properties), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments (other than reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments that are secured by a cash escrow or that are made in the ordinary course of the development business, in each case only to the extent such payment obligations would not appear as a liability on a balance sheet of such Person in accordance with GAAP), (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (other than estimated development liability for sold land), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all contingent obligations (whether as obligor, guarantor or otherwise) in respect of indebtedness of others of the kinds referred to in clauses (i) through (vi) above; provided, however, that the following shall not be deemed to constitute Indebtedness for purposes of this definition: (a) the accrual of interest, the accretion of original issue discount (in each case, whether as the issuance of pay-in-kind securities or otherwise) and imputed interest, cost or premiums and (b) any non-recourse indebtedness.

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Indenture Shares” shall have the meaning specified in Section 7.10(a).

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Notes” means the Notes issued on the date of this Supplemental Indenture.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest.

“Interest Payment Date” means January 1 and July 1 of each year, beginning on January 1, 2016.

“Last Reported Sale Price” means, with respect to Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national securities exchange on which Common Stock or such other security is traded. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Maturity Date” means July 1, 2020.

“Maximum Shares” shall have the meaning specified in Section 7.10(a).

“Merger Event” shall have the meaning specified in Section 7.06(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Stock Change of Control” shall have the meaning specified in Section 7.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.07.

“Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Security Register.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the date hereof or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Opening of Business” means 9:00 a.m. (New York City time).

“Participant” means a Person who has an account with the Depositary.

“Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.

“Reference Property” shall have the meaning specified in Section 7.06(a).

“Repurchase Notice” shall have the meaning specified in Section 8.04(a).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” or “Securities” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Senior Credit Facilities” means, with respect to the Company or any of its Subsidiaries, that certain $65,000,000 Credit Agreement, dated as of April 7, 2014, as amended from time to time, among the Company, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, which may be increased to $175.0 million in accordance with the terms thereof, as the same may be amended, supplemented, modified, extended, renewed, restated, replaced or refunded in whole or in part from time to time including increasing the amount permitted to be borrowed thereunder or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, creditor, lender or group of creditors or lenders.

“Significant Subsidiaries” shall have the meaning specified in Rule 1-02(w) of Regulation S-X of the Securities Act.

“Spin-Off” shall have the meaning specified in Section 7.04(c).

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 7.01(b) hereof. If holders of Common Stock receive only cash in such Fundamental Change transaction, then the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be equal to the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Fundamental Change.

“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor under this Indenture.

“Subsidiary Guarantor” means each of the Company’s Subsidiaries that guarantees the Notes pursuant to the provisions of this Indenture.

“Supplemental Indenture” shall have the meaning specified in the preamble of this Supplemental Indenture.

“Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) a Last Reported Sale Price for Common Stock (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if shares of Common Stock are not admitted for trading or quotation on or by any United States national exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Day shall mean any Business Day.

“Transfer Restricted Global Note” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Note” means a Note that is subject to resale restrictions pursuant to the Securities Act and the rules and regulations thereunder, in each case as amended.

“Transfer Restriction Legend” means the applicable legend set forth in Exhibit A.

“Trigger Event” shall have the meaning specified in Section 7.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Unrestricted Global Note” means a Global Note that is not a Transfer Restricted Note.

“Unrestricted Note” means a Note that is not a Transfer Restricted Note.

ARTICLE II:

ISSUE, DESCRIPTION, EXECUTION AND REGISTRATION OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “6.00% Senior Convertible Notes due 2020.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $80,000,000.00, subject to Section 2.06, and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 7.02 hereof and Section 2.08, Section 2.09 and Section 2.10 of the Base Indenture.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required by the Depositary, as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

A Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Supplemental Indenture.

The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the terms of the Indenture and a Note, the terms of the Indenture will control.

All Notes shall bear the Transfer Restriction Legend, unless removed in accordance with Section 2.06.

Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form, without interest coupons, and in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve thirty (30)-day months. If an Interest Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon.

The Person in whose name any Note (or its Predecessor Security) is registered on the Security Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the accrued and unpaid interest payable on such Interest Payment Date, subject to Section 3.01(b) hereof. Interest shall be payable at the office or agency maintained by the Company for such purpose, which shall initially be the Corporate Trust Office. The Company through the Paying Agent shall make payments of accrued and unpaid interest on (i) any Global Note, in immediately available funds in accordance with the procedures required by the Depositary; (ii) any certificated Notes having a principal amount of less than $2,000,000 by check mailed to the address of the Holder of such Note as such address shall appear in the Security Register; or (iii) any certificated Notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the request of the Holder of such Notes duly delivered in writing to the Trustee and the Paying Agent (if different from the Trustee) at least five Business Days prior to the relevant Interest Payment Date; provided, however, at maturity, interest will be payable as set forth in Section 3.01. The term “Record Date” with respect to any Interest Payment Date shall mean the December 15 or June 15 preceding the applicable January 1 or July 1 Interest Payment Date, respectively.

Section 2.04 Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form, as attached hereto as Exhibit A (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary in accordance with this Supplemental Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

Agent Members shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.05 Issuance and Authentication of Notes. On the Closing Date, the Company shall issue, and the Trustee shall authenticate and make available for delivery, the Initial Notes for original issue in the aggregate principal amount of $80,000,000.00. After the Closing Date, the Company may issue, and the Trustee shall authenticate and make available for delivery, Additional Notes issued pursuant to Section 2.07. The Trustee shall so authenticate and make available for delivery Notes upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated and shall specify the date on which each original issue of Notes is to be authenticated.

Section 2.06 Additional Transfer and Exchange Requirements.

(a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Transfer Restriction Legend, or if a request is made to remove the Transfer Restriction Legend on a Note, the Notes so issued shall bear the Transfer Restriction Legend, or the Transfer Restriction Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Security Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company, as may be reasonably required by the Company and the Security Registrar, that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence to the Company or the Security Registrar if requested by the Company or the Security Registrar, or (ii) notification by the Company to the Trustee and Security Registrar of the sale of such Note pursuant to a registration statement that is effective under the Securities Act at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Note that does not bear the Transfer Restriction Legend. If the Transfer Restriction Legend is removed from the face of a Note, the Transfer Restriction Legend shall be reinstated at any time the Company reasonably determinates that, to comply with applicable law (including, without limitation, the Securities Act), such Note must bear the Transfer Restriction Legend.

(b) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures.

(i) Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or any other Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Security Registrar an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(iii) A beneficial interest in any Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Security Registrar receives a duly executed certificate substantially in the form of Exhibit F hereto.

(iv) A beneficial interest in any Transfer Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (1) the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and (2) to the extent such an Opinion of Counsel is requested by the Company, the transferor of the beneficial interest delivers an Opinion of Counsel in form reasonably acceptable to the Company stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act.

(c) The restrictions imposed by the Transfer Restriction Legend upon the transferability of any Note shall cease and terminate upon the earlier of (1) the sale of such Note pursuant to an effective registration statement under the Securities Act or the transfer of such Note in compliance with Rule 144 (or any successor provision thereto), or (2) the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Security Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note, of like tenor and aggregate principal amount, in accordance with Section 2.06(a).

(d) As used in Section 2.06(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

(e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

Section 2.07 Additional Notes.

(a) If authorized by a resolution of the Board of Directors, the Company shall be entitled, at any time or from time to time, without the consent of any Holder, to issue additional Notes under this Supplemental Indenture (“Additional Notes”), which Additional Notes shall be entitled to all of the benefits of the Indenture. Such Additional Notes will be deemed Notes for all purposes hereunder, including, without limitation, in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in the Indenture. Such Additional Notes shall have substantially identical terms as the Initial Notes, other than with respect to (i) the date of issuance, (ii) the issue price, and (iii) if applicable, the amount of interest payable on the first interest payment date applicable thereto (to the extent such Additional Notes are issued with a different “CUSIP”, “ISIN” or “Common Code” number than the Notes); provided that such issuance shall be made in compliance with the Indenture; provided, further, that no Additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as other Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with the Notes for U.S. federal tax purposes. The Notes issued on the Closing Date and any Additional Notes shall be treated as a single class for all purposes under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes and is continuing.

(b) With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:

(i) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(ii) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(iii) the issue price, if any, the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto (but only if different than the amount of interest payable on the Notes outstanding immediately prior to the issuance of such Additional Notes on the first interest payment applicable to the Additional Notes); and

(iv) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes.

Section 2.08 No Sinking Fund. No sinking fund is provided for the Notes.

Section 2.09 Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking equally in right of payment with all of the existing and future unsecured senior indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Section 2.10 Discharge and Defeasance. The discharge provisions of the Base Indenture related to Notes that will become due and payable within one year in Section 3.01(a)(ii)(B) of the Base Indenture shall be deleted for purposes of the Notes and not apply to the Notes. The Notes will not be subject to defeasance.

ARTICLE III:

PARTICULAR COVENANTS OF THE COMPANY

Section 3.01 Payment of Principal and Interest.

(a) Section 2.11, Section 8.01 and Section 8.03 of the Base Indenture shall apply to the Notes, subject to Section 7.03 hereof; provided, however, that, the Company through the Paying Agent shall make payments of accrued and unpaid interest on (i) any Global Note, in immediately available funds in accordance with the procedures required by the Depositary; (ii) any certificated Notes having a principal amount of less than $2,000,000 by check mailed to the address of the Holder of such Note as such address shall appear in the Security Register; or (iii) any certificated Notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the request of the Holder of such Notes duly delivered in writing to the Trustee and the Paying Agent (if different from the Trustee) at least five Business Days prior to the relevant Interest Payment Date.

(b) Except as otherwise provided in this Section 3.01, a Holder of any Notes at 5:00 p.m., New York City time, on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date. A Holder of any Notes as of a Record Date that are converted after 5:00 p.m., New York City time, on such Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be entitled to receive accrued and unpaid interest (including Additional Interest, if any) on the principal amount of such Notes, notwithstanding the conversion of such Notes prior to such Interest Payment Date. However, a Holder that surrenders any Notes for conversion after 5:00 p.m., New York City time, on a Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the accrued and unpaid interest payable by the Company with respect to such Notes on such Interest Payment Date at the time such Holder surrenders such Notes for conversion, provided, however, that this sentence shall not apply to a Holder that converts Notes:

(i) after 5:00 p.m., New York City time, on the Record Date immediately preceding the Maturity Date;

(ii) in connection with a Fundamental Change in which the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; or

(iii) to the extent of any overdue interest (including overdue Additional Interest, if any), if any overdue interest (including overdue Additional Interest, if any) exists at the time of conversion with respect to such Notes.

Accordingly, a Holder that converts Notes under any of the circumstances described in clauses (i), (ii), or (iii) above will not be required to pay to the Company an amount equal to the accrued and unpaid interest payable by the Company with respect to such Notes on the relevant Interest Payment Date.

(c) Notwithstanding anything to the contrary in the Indenture, the Company may pay accrued and unpaid interest (including Additional Interest, if any) to a Person other than the Holder of record on the Record Date immediately prior to the Maturity Date on the Maturity Date. On the Maturity Date, the Company shall pay accrued and unpaid interest only to the Person to whom the Company pays the principal amount of the Notes.

Section 3.02 Maintenance of Office or Agency for Conversion Agent. If at any time the Conversion Agent is not the Trustee or an office or agency designated or appointed by the Trustee, the Company will give prompt written notice to the Trustee of the location of such Conversion Agent, and any change in the location of the office or agency of the Conversion Agent. If at any time the Company shall fail to maintain an office or agency for the Conversion Agent or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands related to conversions of Notes may be made or served at the Corporate Trust Office or the office or agency of the Trustee. The Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices, and demands; provided, however, no service of legal process on the Company may be made at any office of the Trustee.

Section 3.03 Reports by Company.

(a) The Company shall deliver to the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within fifteen (15) days after the Company is required to file such reports, information and documents with the Commission. All required reports, information and documents referred to in this Section 3.03(a) shall be deemed to be delivered to the Trustee at the time such reports, information and documents are publicly filed with the Commission via the Commission’s EDGAR and/or IDEA filing system (or any successor system).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate). Notwithstanding anything to the contrary in this Section 3.03, the Company shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.

Section 3.04 Future Subsidiary Guarantors. The Company will cause each Subsidiary of the Company that becomes a borrower under the Senior Credit Facilities or that guarantees, on the date hereof or at any time thereafter, Obligations under the Senior Credit Facilities or any other Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary will irrevocably and unconditionally guarantee, on a joint and several basis, for so long as such Subsidiary is a Subsidiary Guarantor, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other Obligations under this Indenture related to the Notes and the Trustee.

ARTICLE IV:

DEFAULTS AND REMEDIES

Section 4.01 Events of Default. The provisions of Section 4.01(a), Section 4.01(b), Section 4.01(c) and the last paragraph under Section 4.01 of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 2.05 and Section 4.01(g) of the Base Indenture, the following events, in addition to the events described in clauses (e) and (f) of the Base Indenture, shall be Events of Default with respect to the Notes:

(a) failure by the Company to pay any interest (including Additional Interest, if any) on the Notes when due and payable and such failure continues for a period of thirty (30) calendar days;

(b) failure by the Company to pay principal of the Notes when due at the Maturity Date, or failure by the Company to pay the Fundamental Change Repurchase Price payable, in respect of any Notes when due;

(c) failure by the Company to deliver shares of Common Stock (and cash in lieu of fractional shares) upon the conversion of any Notes and such failure continues for five (5) calendar days following the scheduled settlement date for such conversion;

(d) failure by the Company or any Subsidiary Guarantor to comply with the covenants set forth under Article III or Article VI hereof, as applicable;

(e) failure by the Company to provide the Fundamental Change Company Notice of the anticipated Effective Date or actual Effective Date of a Fundamental Change on a timely basis as herein required;

(f) failure by the Company or any Subsidiary Guarantor to perform or observe any other term, covenant, or agreement in the Notes or the Indenture for a period of ninety (90) calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(g) failure by the Company to pay when due (whether at maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of thirty (30) calendar days after written notice of such failure is given to the Company by the Trustee (provided that the Trustee shall have no obligation to provide such notice or to monitor any such matters) or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h) any final judgment or judgments for the payment of money in excess of $20,000,000 is rendered against the Company or any of its Subsidiaries and is not discharged for any period of thirty (30) consecutive days during which a stay of enforcement is not in effect and the aggregate amount thereof not covered by insurance is in excess of $20,000,000; or

(i) the Subsidiary Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or all of the Subsidiary Guarantees of any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid, or any Subsidiary Guarantor that is a Significant Subsidiary (or all of the Subsidiary Guarantees of any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary) denies its liability under its Subsidiary Guarantee(s) (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

The Company shall be required to notify the Trustee in writing promptly upon becoming aware of the occurrence of any default under the Indenture with respect to the Notes. The Trustee is then required within ninety (90) calendar days of a Responsible Officer becoming aware of the occurrence of any default to give to the registered Holders of the Notes notice of all uncured defaults known to it. However, the Trustee may withhold notice to the Holders of the Notes of any default, except defaults in payment of principal of or interest (including Additional Interest, if any) on the Notes, if the Trustee, in good faith, determines that the withholding of such notice is in the interests of the Holders. The Company is also required to deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year and forty (40) calendar days after the end of each fiscal quarter, an Officer’s Certificate as to compliance with the Indenture, including whether or not any default has occurred.

Section 4.02 Rescission of Acceleration. After any declaration of acceleration in accordance with Section 4.02 of the Base Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if:

(a) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (1) all overdue interest (including Additional Interest, if any) on all Notes; (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate set forth in the Notes (including Additional Interest, if any); and (4) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the non-payment of the principal amount and any accrued and unpaid interest (including Additional Interest, if any) that have become due solely by such declaration of acceleration have been cured or waived.

Section 4.03 Additional Interest.

(a) Notwithstanding anything to the contrary in the Indenture, the failure by the Company to comply with Section 3.03 (a “Filing Failure”), at the Company’s option will not constitute an Event of Default for the 365 days after the occurrence of such Filing Failure provided the Company pays additional interest on the Notes (“Additional Interest”) at an annual rate equal to 0.50% of the principal amount of the Notes. In the event the Company does not elect to pay the Additional Interest upon a Filing Failure in accordance with this Section 4.03, such Filing Failure will constitute an Event of Default under the Indenture and the Notes will be subject to acceleration in accordance with Section 4.02 of the Base Indenture. The Additional Interest will accrue on all Outstanding Notes from and including the date on which a Filing Failure first occurs to but not including the 365th day thereafter (or such earlier date on which the Filing Failure shall have been cured or waived, as specified in a Company Order delivered to the Trustee). On such 365th day (or such earlier date on which the Filing Failure shall have been cured or waived, as specified in a Company Order delivered to the Trustee), the Notes will be subject to acceleration in accordance with Section 4.02 of the Base Indenture if the Filing Failure is continuing. The Company’s election to pay Additional Interest following a Filing Failure shall be made in a Company Order specifying the date of such Filing Failure, which Company Order shall be delivered to the Trustee no later than the tenth calendar day following the first Record Date on or after the date of such Filing Failure.

(b) For the avoidance of doubt, this Section 4.03 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

Section 4.04 Waiver of Past Defaults. Section 4.13 of the Base Indenture is deleted in its entirety and replaced with the following:

“Section 4.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Notes outstanding may, on behalf of the Holders of all the Notes, waive any past default or Event of Default under the Indenture and its consequences, except:

(a) failure by the Company to pay principal (or the Fundamental Change Repurchase Price) or interest (including Additional Interest, if any) on the Notes when due;

(b) failure by the Company to convert any Notes into Common Stock as provided in the Indenture; or

(c) failure of the Company to comply with any provision of the Indenture that would require the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture and the Notes; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.”

Except as amended, supplemented or modified by Sections 4.01 through 4.04 hereof, all of the provisions of Article 4 of the Base Indenture shall be applicable to the Notes.

ARTICLE V:

SUPPLEMENTAL INDENTURES

Section 5.01 Supplemental Indentures Without Consent of Noteholders. Without the consent of any Holders of the Notes, the Company and the Subsidiary Guarantors, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, for any of the following purposes:

(a) the purposes set forth in Clauses (a), (b) and (d) through (j) of Section 7.01 of the Base Indenture (but not including clause (c) thereof);

(b) to provide for conversion rights of Holders of Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(c) to qualify this Supplemental Indenture under the Trust Indenture Act;

(d) to increase the Conversion Rate; provided, that the increase will not adversely affect the interests of the Holders of the Notes;

(e) to cure any ambiguity or correct or supplement any inconsistent provision contained in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interest of the Holders in any material respect;

(f) to make any provision with respect to matters or questions arising under the Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture; provided that such change or modification does not, in the good faith opinion of the Company’s board of directors, adversely affect the interests of the Holders of the Notes in any material respect; and

(g) to surrender any right or power conferred upon the Company.

Section 5.02 Modification and Amendment with Consent of Noteholders. Section 7.02 of the Base Indenture shall be applicable to the Notes. In addition, as contemplated by Sections 2.05 and 7.02 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) make any change that affects the right of any Holder to convert Notes into shares of the Company’s Common Stock or reduce the number of shares of Common Stock receivable, or any other property, including cash, receivable upon conversion pursuant to the terms of the Indenture;

(b) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner materially adverse to the Holders;

(c) reduce any amount payable upon repurchase of the Notes on the Fundamental Change Repurchase Date;

(d) change the Company’s obligation to maintain an office or agency in a Place of Payment;

(e) modify the ranking or priority of the Notes or any Subsidiary Guarantee; or

(f) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

Section 5.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Base Indenture and this Supplemental Indenture shall be modified and amended in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes related to the Notes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under the Indenture of the Trustee, the Company, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein. After a modification or amendment under the Indenture related to the Notes becomes effective, the Company shall send to the Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Section 5.04 Article 7 of the Base Indenture. Except as amended by this Article V, all of the provisions of Article 7 of the Base Indenture shall be applicable to the Notes.

ARTICLE VI:

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 6.01 Consolidation, Merger, and Sale of Assets of the Company. Section 6.01 of the Base Indenture is deleted in its entirety and replaced with the following:

“Section 6.01. Company May Consolidate, Etc., Only on Certain Terms. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, or permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person’s properties and assets substantially as an entity to the Company, unless:

(a) either (i) the Company shall be the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, the due and punctual payment of principal of, premium, if any, and interest on the Notes, and all the obligations of the Company under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

(c) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as the case may be, under the Notes and the Indenture; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 6.01 and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.03 of the Base Indenture.”

Section 6.02 Consolidation, Merger, and Sale of Assets of a Subsidiary Guarantor. Each of the Subsidiary Guarantors will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, or permit any Person to consolidate with or merge into such Subsidiary Guarantor or convey, transfer, sell or lease such Person’s properties and assets substantially as an entity to such Subsidiary, unless:

(a) either (i) such Subsidiary Guarantor shall be the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than such Subsidiary Guarantor) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Guarantor”), and such Successor Guarantor shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the Indenture;

(b) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

(e) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 6.01 and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.03 of the Base Indenture.

For the avoidance of doubt, any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of such Subsidiary Guarantee shall not be required to comply with clause (a) of this Section 6.02.

ARTICLE VII:

CONVERSION OF NOTES

Section 7.01 Conversion Rights.

(a) Upon compliance with the provisions of this Article VII, a Holder of Notes shall have the right, at any time, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the second Business Day immediately preceding the Maturity Date at a rate (the “Conversion Rate”) of 50.2008 shares of Common Stock (subject to adjustment by the Company as provided in Section 7.04) per $1,000 principal amount of Notes (the “Conversion Obligation”), equivalent to an initial conversion price of approximately $19.92 per share.

(b) (i) If and only to the extent a Noteholder elects to convert Notes prior to the Maturity Date in connection with a transaction described in clause (a), (d), or (e) of the definition of Fundamental Change pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange and without regard to any exclusion in clause (d) thereunder (a “Non-Stock Change of Control”), then the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. The Company shall notify in writing the Trustee and Holders of the anticipated effective date of a Non-Stock Change of Control at least twenty-five (25) calendar days prior to the anticipated effective date of such Non-Stock Change of Control. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 7.02 below. A conversion of the Notes by a holder will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the conversion notice is received by the Conversion Agent following the effective date of the Non-Stock Change of Control but before the Close of Business on the Business Day immediately preceding the related repurchase date. Such conversion notice shall indicate that the Holder of Notes has elected to convert Notes in connection with a Non-Stock Change of Control; provided, however, that the failure to so indicate shall not in any way affect the Conversion Obligation or the right of such Holder to receive Additional Shares in connection with such conversion.

(ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Non-Stock Change of Control occurs or becomes effective (the “Effective Date”), and the Stock Price paid per share for Common Stock in such Non-Stock Change of Control; provided, that if the Stock Price is between two Stock Price amounts in the table attached as Schedule A hereto or the Effective Date is between two Effective Dates in the table attached as Schedule A hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, based on a 360-day year; provided further that if (x) the Stock Price is in excess of $80.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 7.04), no Additional Shares will be added to the Conversion Rate, and (y) the Stock Price is less than $16.60 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 7.04), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 60.2409 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 7.04).

The number of Additional Shares within the table in Schedule A hereto shall be adjusted in the same manner and as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 7.04. The Stock Prices set forth in the first row of the table attached as Schedule A hereto (i.e., the column headers) shall be simultaneously adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

Section 7.02 Conversion Procedures.

(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must deliver the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, pay the funds, if any, required by Section 3.01(b) and, if required, all taxes or duties. In order to exercise the conversion rights with respect to any certificated Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Note and attached hereto as Exhibit B (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the completed Conversion Notice, which is irrevocable, and the Note to be converted to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay the funds required by Section 3.01(b); and

(v) if required, pay all transfer or similar taxes, if any.

The date on which the Holder satisfies all of the applicable requirements set forth in this Section 7.02(b) is the “Conversion Date.” The Notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Holder will not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if the Holder exercises the conversion rights, but the Holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than that of the Holder of the Note. Certificates representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any certificated Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the relevant Conversion Date. The Person in whose name the certificate or certificates for the number of shares of Common Stock that shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the Close of Business on such Conversion Date. Notwithstanding the foregoing and anything contained in this Supplemental Indenture to the contrary, in no event shall a Holder be entitled to the benefit of a Conversion Rate adjustment pursuant to the provisions of Article VII hereof in respect of Notes surrendered for conversion if, by virtue of being deemed the record holder of the shares of Common Stock issuable upon such conversion pursuant to the foregoing sentence, such Holder participates, as a result of being such holder of record, in the transaction or event that would otherwise give rise to such Conversion Rate adjustment to the same extent and in the same manner as holders of shares of Common Stock generally.

(e) Upon the conversion of an interest in Global Notes, the Trustee or Custodian at the direction of the Trustee shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such applicable Repurchase Notice is withdrawn in accordance with Article VIII hereof prior to the Close of Business on the Fundamental Change Repurchase Date.

Section 7.03 Payments Upon Conversion.

(a) Upon any conversion of any Notes, on the third (3rd) Business Day immediately following the Conversion Date, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of such Notes to be converted divided by $1,000, multiplied by (ii) the Conversion Rate in effect as of such Conversion Date, together with any cash payment for any fractional share of Common Stock as described in this Section 7.03.

(b) Notwithstanding anything to the contrary in the Indenture, upon the conversion of any Notes, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest (including Additional Interest), if any, except to the extent specified in Section 3.01. The Company’s delivery to the Holder of Common Stock together with any cash payment for any fractional share of Common Stock into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest (including Additional Interest), if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest), if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(c) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price preceding the Conversion Date.

Section 7.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or combination, as the case may be.

Such adjustment shall become effective immediately prior to the Opening of Business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b) In case the Company shall issue to all or substantially all holders of its Common Stock any rights, warrants, or convertible securities (other than rights issued pursuant to a shareholders’ rights plan) entitling them for a period of not more than forty-five (45) days from the issuance date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, then the Conversion Rate shall be adjusted based on the following formula; provided that the Conversion Rate will be readjusted to the extent that such rights, warrants, or convertible securities are not exercised or converted prior to the expiration.

CR1	=	CR0	x	OS0 + X
OS0 + Y

where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants, or convertible securities, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution.

Such adjustment shall be successively made whenever any such rights, warrants, or convertible securities are issued and shall become effective immediately prior to the Opening of Business on the record date for such distribution.

In determining whether any rights, warrants, or convertible securities entitle the holder thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, or convertible securities and any amount payable on exercise or conversion thereof, where the value of such consideration, if other than cash, shall be determined by the Board of Directors.

(c) In case the Company shall distribute shares of Capital Stock, evidences of indebtedness or other assets or property to all or substantially all holders of its Common Stock (excluding dividends and distributions covered by Section 7.04(a), Section 7.04(b), Section

7.04(d), and distributions described below in this Section 7.04(c) with respect to Spin-Offs (as defined below)) (any of such shares of Capital Stock, evidences of indebtedness or other asset or property hereinafter in this Section 7.04(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the Opening of Business on the record date for such distribution.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company listed on a national or regional securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV + MP0
MP0

where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for the Spin-Off;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for the Spin-Off;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or other similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period immediately following, and including, the third Trading Day after the record date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the Opening of Business on the day after the last day of the Valuation Period; provided that in respect of any conversion within the ten Trading Days following the commencement of the Valuation Period, references within this Section 7.04(c) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed during such Valuation Period in determining the applicable Conversion Rate.

If any such dividend or distribution described in this Section 7.04(c) is declared but not paid or made, the adjusted Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights, warrants, or convertible securities distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase Capital Stock (either initially or under certain circumstances), which rights, warrants, or convertible securities, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.04(c) (and no adjustment to the Conversion Rate under this Section 7.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, warrants, or convertible securities shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.04(c). If any such rights, warrants, or convertible securities, including any such existing rights, warrants, or convertible securities distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, warrants, or convertible securities become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants, or convertible securities with such rights (in which case the existing rights, warrants, or convertible securities shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants, or convertible securities, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.04 was made, (1) in the case of any such rights, warrants, or convertible securities that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, warrants, or convertible securities (assuming such holder had retained such rights, warrants, or convertible securities), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, warrants, or convertible securities that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 7.04(a), Section 7.04(b) and this Section 7.04(c), any dividend or distribution to which this Section 7.04(c) is applicable that also includes a dividend or distribution of Common Stock to which Section 7.04(a) applies or a dividend or distribution of rights, warrants, or convertible securities to subscribe for or purchase Common Stock to which Section 7.04(a) or Section 7.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such Common Stock or rights, warrants, or convertible securities to which this Section 7.04(c) applies, and any Conversion Rate adjustment required by this Section 7.04(c) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such Common Stock or such rights, warrants, or convertible securities (and any further Conversion Rate adjustment required by Section 7.04(a) and Section 7.04(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” within the meaning of Section 7.04(a) and Section 7.04(b) and (B) any Common Stock included in such dividend or distribution shall not be deemed outstanding “at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record for such dividend or distribution or the effective date of such share split or combination” within the meaning of Section 7.04(a) or “at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution” within the meaning of Section 7.04(b).

(d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or in respect of events to which Section 7.06 applies), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such dividend or distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution; and

C	=	the amount in cash per share that the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately prior to the Opening of Business on the record date for such dividend or distribution.

If any such dividend or distribution described in this Section 7.04(d) is declared but not paid or made, the adjusted Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 7.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 7.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the day such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”);

OS1	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Such adjustment shall become effective immediately prior to the Opening of Business on the day following the last day of the Averaging Period; provided that in respect of any conversion within the ten Trading Days following the commencement of the Averaging Period, references within this Section 7.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed during such Averaging Period in determining the applicable Conversion Rate.

(f) For purposes of this Section 7.04, the term “ record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders of the Company entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) All calculations and other determinations under this Article VII shall be made by the Company in accordance with Section 10.04 hereof and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or the right to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 7.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry-forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the first date of issue of the Notes and otherwise (ii)(1) upon a conversion of the Notes by a Holder or (2) prior to any Fundamental Change Repurchase Date, unless such adjustment has already been made.

(h) Whenever the Company adjusts the Conversion Rate as herein provided, the Company shall (i) provide notice to the Conversion Agent and Trustee in the form of an Officer’s Certificate and (ii) issue a press release through Business Wire containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time.

Section 7.05 Shares to be Fully Paid. Subject to Section 7.03(b), the Company shall provide, free from preemptive rights, sufficient Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 7.06 Effect of Reclassification, Consolidation, Merger or Sale.

(a) If the Company:

(i) reclassifies or changes its Common Stock (other than changes resulting from a subdivision or combination); or

(ii) consolidates or merges with or into any Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of its assets and those of its Subsidiaries taken as a whole to another Person;

and in either case holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their Common Stock (any such event, a “Merger Event”), then from and after the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that at and after the effective time of such Merger Event, each outstanding Note will, without the consent of Holders of the Notes, become convertible in accordance with the Indenture into the consideration the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will become convertible will be deemed to be the kind and amount of consideration elected to be received by a majority of Common Stock which voted for such an election (if electing between two types of consideration) or a plurality of Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be. The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 7.06 in all material respects.

(b) The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Security Registrar, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 7.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 7.06 applies to any Merger Event, Section 7.04 shall not apply.

This Section 7.06 shall not affect the right of a Holder of Notes to convert its Notes prior to the Merger Event.

Section 7.07 Voluntary Increases of Conversion Rate. The Company shall, to the extent permitted by law and subject to the applicable rules of the Nasdaq, increase the Conversion Rate of the Notes by any amount for a period of at least twenty (20) calendar days if the Board of Directors of the Company determine that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to Holders of Common Stock or rights to purchase the Company’s Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Company adjusts the Conversion Rate as provided in this Section 7.07, the Company shall provide notice to the Conversion Agent and Trustee in the form of an Officer’s Certificate of such adjustment.

Section 7.08 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.04; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, warrants, or convertible securities to subscribe for or purchase any share of any class or any other rights, warrants, or convertible securities; or

(c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company for which approval of any shareholders of the Company is required; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be sent to each Noteholder at its address appearing on the Security Register as promptly as possible but in any event at least fifteen (15) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants, or convertible securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to convert their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 7.09 Shareholder Rights Plans.

(a) To the extent that any future shareholders’ rights plan adopted by the Company is in effect upon conversion of the Notes into Common Stock, Holders shall receive, in addition to any Common Stock issuable upon such conversion, the rights under the applicable rights agreement unless the rights have separated from the Common Stock at the time of conversion of the Notes, in which case, the Conversion Rate will be adjusted as if the Company distributed to all holders of its Common Stock shares of its Capital Stock, evidences of indebtedness or assets as described in Section 7.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Except in the case of Spin-Offs, in cases where the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above or if SP0 exceeds the fair market value of the Distributed Property by less than $1.00, rather than being entitled to an adjustment in the conversion price, the Holder of Notes will be entitled to receive upon conversion, in addition to Common Stock, the kind and amount of Distributed Property comprising the distribution that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the stockholders entitled to receive the distribution.

Section 7.10 Limitation on Issuance of Common Stock.

(a) Notwithstanding anything to the contrary in the Indenture, unless the Company shall have received the shareholder approval described in Section 7.10(c), the Company shall not issue any shares of Common Stock pursuant to this Supplemental Indenture (such shares, “Indenture Shares”) if, after giving effect to such issuance, the aggregate number of Indenture Shares issued pursuant to this Supplemental Indenture (after adjusting any previous issuances for any subsequent events that would give rise to an adjustment to the Conversion Rate pursuant to this Article VII) would exceed the “Maximum Shares” as calculated at the time of the proposed issuance by the following formula:

MS = (0.1999 x OS)

where,

MS	=	the Maximum Shares

OS	=	the number of shares of Common Stock outstanding on June 17, 2015 (22,351,705), as appropriately adjusted for any subsequent event that would give rise to a change in the Conversion Rate pursuant to this Article VII

(b) If the number of Indenture Shares otherwise issuable under this Supplemental Indenture upon a conversion of Notes would, when aggregated with all prior issuances of Indenture Shares, exceed the Maximum Shares, the Company shall, in lieu of the shares of Common Stock that it cannot issue pursuant to Section 7.10(a), satisfy its obligation by a cash payment in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to issue pursuant to Section 7.10(a) multiplied by (ii) the Five Day VWAP.

(c) The restrictions of Section 7.10(a) shall automatically terminate if and when the shareholders of the Company duly approve the issuance of shares of Common Stock under the Supplemental Indenture in excess of the Maximum Shares for purposes of NASDAQ Listing Rule 5635(d) or any comparable rule of any other principal exchange on which the Common Stock is then traded.

ARTICLE VIII:

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 8.01 Repurchase Right of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the Business Day following the Close of Business on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price “); provided, however, if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest, if any) will be paid on the Fundamental Change Repurchase Date to the Holder of record on the Record Date.

(b) Not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes as of the date of the Fundamental Change at their addresses shown in the Security Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such delivery shall be by first-class mail or, in the case of Global Notes, electronically sent. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) if such Fundamental Change Company Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the offer is conditioned on the occurrence of such Fundamental Change;

(iv) that the Holder must exercise the repurchase right prior to the Close of Business on the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the Fundamental Change Repurchase Date;

(vii) the name and address of the Paying Agent and the Conversion Agent;

(viii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(ix) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the applicable Repurchase Notice in accordance with the terms of the Indenture; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 8.01.

At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that the Company make such request at least three Business Days prior to the date by which such Fundamental Change Company Notice is to be given to the Holders of the Notes (it being understood that the Company will prepare such notice).

Section 8.02 Procedures Upon Exercise of a Repurchase Right.

(a) Repurchases of Notes in certificated form under this Article VIII shall be made, at the option of the Holder thereof, upon delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice in one of the form attached hereto as Exhibit C (a “Repurchase Notice”) at any time after the date of the Fundamental Change Company Notice until 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date (together with the Notes to be repurchased, if certificated Notes have been issued).

(b) The Repurchase Notice shall state:

(i) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are not in certificated form, the Repurchase Notice must comply with Applicable Procedures of the Depositary. The Trustee shall have no duty to verify the accuracy of any information contained in a Repurchase Notice.

Any repurchase by the Company contemplated pursuant to the provisions of this Article VIII shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (i) the Fundamental Change Repurchase Date and (ii) the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 8.02(c).

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee, and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(c) A Repurchase Notice may be withdrawn by delivering a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) the principal amount, if any, of such Notes that remains subject to the original Repurchase Notice; and

(iii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes;

provided, however, that if the Notes are not in certificated form, the notice must comply with Applicable Procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Repurchase Notice has been withdrawn in compliance with the provisions of this Section 8.02(c). If the Notes are not in certificated form, such return must comply with the Applicable Procedures of the Depositary. If a Repurchase Notice is given and then subsequently withdrawn in accordance with this Section 8.02(c), then the Company shall not be obligated to repurchase any Notes listed in such Repurchase Notice.

(d) On or prior to 11:00 a.m. (local time in the City of New York) on the Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the Indenture an amount of money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date, all of the Notes to be repurchased as of such date at the Fundamental Change Repurchase Price (including interest up to and including the Fundamental Change Repurchase Date). Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Close of Business on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this VIII), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Article VIII by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register (in the case of certificated Notes) or by wire transfer of immediately available funds to the account of the Depositary or its nominee (if the Notes are not in certificated form). The Trustee shall, promptly after such payment return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds cash sufficient to repurchase immediately following the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following such date, then as of such repurchase date:

(i) such Notes will cease to be Outstanding;

(ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, whether or not a book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be; and

(iii) all other rights of the Holders of such Notes will terminate other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

(f) In connection with any repurchase, the Company shall, to the extent applicable:

(i) comply with the provisions of Rule 13e-4 of the Exchange Act and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes;

(ii) file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes; and

(iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

(g) The Company may arrange for a third party to purchase any Notes for which it receives a valid Repurchase Notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the Notes applicable to the repurchase right with respect to the Notes. If a third party purchases any Notes under these circumstances, then interest will continue to accrue on those Notes and those Notes will continue to be outstanding after the repurchase date and will be fungible with all other Notes then outstanding. The third party subsequently may resell those purchased Notes to other investors. The Company shall provide written notice to the Trustee if a third party purchases the Notes under these circumstances.

Section 8.03 No Payment Following Acceleration of the Notes. There shall be no purchase of any Notes pursuant to this Article VIII if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Repurchase Date. The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 8.04 Compliance with Tender Offer Rules. In connection with any offer to purchase Notes under Article VIII hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Article VIII to be exercised in the time and in the manner specified in Article VIII.

ARTICLE IX:

GUARANTEES

Section 9.01 Guarantee.

(a) Subject to this Article IX, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal, premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.” Failing payment by the Company when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation against the Company or any other Subsidiary Guarantor in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided herein for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees, the Notes or this Indenture.

(f) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 9.02 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article IX, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

Section 9.03 Execution and Delivery.

(a) To evidence its Subsidiary Guarantee set forth in Section 9.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an authorized officer.

(b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

(c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 9.04 Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 9.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 9.05 Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 9.06 Release of Subsidiary Guarantees.

(a) A Subsidiary Guarantor will be released and discharged from all of its obligations under this Indenture (including its Subsidiary Guarantee) if:

(i) all or substantially all of the assets of such Subsidiary Guarantor or all (or a portion sufficient to cause such Subsidiary Guarantor to no longer be a Subsidiary of the Company) of the capital stock of such Subsidiary Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries in compliance with the provisions of this Indenture; provided that all guarantees and other obligations of such Subsidiary Guarantor in respect of all other indebtedness of the Company and its Subsidiaries terminate upon consummation of such sale or other disposition;

(ii) if the Company designates any Subsidiary Guarantor as an “unrestricted subsidiary” under, and in accordance with the applicable provisions of, the Senior Credit Facility and any other agreement governing the indebtedness which resulted or would result in such Subsidiary’s obligation to guarantee the Notes pursuant to Section 3.04; provided that all borrowings, guarantees and other obligations of such Subsidiary Guarantor in respect of the Credit Agreement and any such other indebtedness terminate upon such designation; or

(iii) such Subsidiary Guarantor is released or discharged from all guarantees of, or Indebtedness under, the Senior Credit Facilities and all other guarantees or Indebtedness that required the creation of the Subsidiary Guarantee under this Indenture, if such Subsidiary Guarantor would not then otherwise be required to provide a Subsidiary Guarantee.

(b) In the event that any released Subsidiary Guarantor (in the case of clause (ii above) thereafter is redesignated as a “restricted subsidiary” under the Senior Credit Facility or such other agreement governing indebtedness which would result in such Subsidiary’s obligation to guarantee the Notes pursuant to Section 3.04 or any released Subsidiary Guarantor (in the case of clause (iii) above) thereafter borrows money or guarantees any Indebtedness of the Company or Subsidiary Guarantors, such former Subsidiary Guarantor will again provide a Subsidiary Guarantee.

(c) Upon the delivery of an Officer’s Certificate and Opinion of Counsel, at the written request and expense of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.

ARTICLE X:

MISCELLANEOUS PROVISIONS

Section 10.01 Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved by the Company and each Subsidiary Guarantor, the provisions thereof shall be applicable to the Notes and this Supplemental Indenture, and the Base Indenture is the legal, valid and binding obligation of the Company and each Subsidiary Guarantor.

Section 10.02 Governing Law. The Indenture, including the Supplemental Indenture, and the Notes issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.03 Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but a complete set of which, when taken together, shall together constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile and pdf signature shall be deemed original signatures.

Section 10.04 Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of Common Stock, accrued interest payable on the Notes and the Conversion Rate and Conversion Price. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward these calculations to any Holder of the Notes upon the written request of that Holder.

Section 10.05 Non-Business Day. Section 1.15 of the Base Indenture shall also apply to any Fundamental Change Purchase Date or Conversion Date in respect of the Notes.

Section 10.06 Trust Indenture Act. Notwithstanding anything to the contrary in the Base Indenture, except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of the Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Supplemental Indenture and the Notes. For the avoidance of doubt, Sections 1.07 and 7.05 of the Base Indenture shall not apply to the Notes or this Supplemental Indenture while Sections 5.08 and 5.13 of the Base Indenture will apply to the Notes and this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

THE COMPANY:	AV HOMES, INC.

	By:	/s/ Roger A. Cregg
Name: Roger A. Cregg
Title: President and Chief Executive Officer

THE SUBSIDIARY GUARANTORS:	AVH CAROLINAS, LLC JCH GROUP LLC ROYAL OAK HOMES, LLC VITALIA AT TRADITION, LLC

	By:	AVATAR PROPERTIES INC., their sole member

	By:	/s/ Roger A. Cregg
Name: Roger A. Cregg
Title: Authorized Signatory

AVH BETHPAGE, LLC

	By:	AVH CAROLINAS, LLC, its sole member

	By:	AVATAR PROPERTIES INC. , its sole member

	By:	/s/ Roger A. Cregg
Name: Roger A. Cregg
Title: Authorized Signatory

AV HOMES OF ARIZONA, LLC AVH EM, LLC

	By:	JCH GROUP LLC, its sole member

	By:	AVATAR PROPERTIES INC., its sole member

	By:	/s/ Roger A. Cregg
Name: Roger A. Cregg
Title: Authorized Signatory

[Signature Page to the Third Supplemental Indenture of AV Homes, Inc.]

THE TRUSTEE:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

	By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page to the Third Supplemental Indenture of AV Homes, Inc.]

Schedule A

	Stock price
Effective date	$16.60	$19.92	$22.00	$24.00	$27.00	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00
June 23, 2015	10.0401	9.8071	8.3376	7.2475	6.0054	5.0744	3.1405	2.0664	1.3915	0.9422	0.4850
July 1, 2016	10.0401	9.0089	7.5414	6.4871	5.3245	4.4797	2.7805	1.8489	1.2584	0.8603	0.4347
July 1, 2017	10.0401	7.9347	6.4737	5.4721	4.4218	3.6953	2.3045	1.5555	1.0748	0.7450	0.3627
July 1, 2018	10.0401	6.6192	5.1298	4.1853	3.2806	2.7096	1.7059	1.1772	0.8322	0.5903	0.2655
July 1, 2019	10.0401	4.7755	3.2508	2.4346	1.8018	1.4781	0.9690	0.6929	0.5094	0.3785	0.1309
July 1, 2020	10.0401	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Transfer Restricted Notes]

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

AV HOMES, INC.

6.00% Senior Convertible Notes due 2020

No.	$
CUSIP No. 00234P AG7

AV Homes, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                  dollars ($            ) or such other principal amount as shall be set forth on the Schedule I hereto on July 1, 2020, unless earlier converted, repurchased or redeemed.

This Note shall bear interest at the rate of 6.00% per year from June 23, 2015 or from the most recent date to which interest had been paid or provided. Except as otherwise provided in the Indenture, interest is payable semi-annually in arrears on each January 1 and July 1, commencing January 1, 2016, to Holders of record at the Close of Business on the preceding December 15 and June 15, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including June 23, 2015, if no interest has been paid hereon) to but excluding such Interest Payment Date. To the extent lawful, payments of principal or interest (including Additional Interest, if any) on the Notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate borne by the Notes from the required payment date in accordance with the provisions of the Indenture.

Payment of the principal and interest on, or Repurchase Price of, this Note will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company through the Paying Agent shall make payments of accrued and unpaid interest on (i) any Note in global form, in immediately available funds in accordance with the procedures required by the Depositary; (ii) any certificated Note having a principal amount of less than $2,000,000 by check mailed to the address of the Holder of such Note as such address shall appear in the Security Register; or (iii) any certificated Note having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the written request of the Holder of such Note duly delivered in writing to the Trustee and the Paying Agent (if different from the Trustee) at least five (5) Business Days prior to the relevant Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

AV HOMES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee

By:
Authorized Officer

Dated:

[FORM OF REVERSE OF NOTE]

AV Homes, Inc.

6.00% Senior Convertible Notes due 2020

This Note is one of a duly authorized issue of Securities of the Company, designated as its 6.00% Senior Convertible Notes due 2020 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of February 4, 2011 (herein called the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of June 23, 2015 (herein called the “Supplemental Indenture” and collectively with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on, or the Repurchase Price of, as applicable, all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Subsidiary Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 5.02 of the Supplemental Indenture and Section 7.02 of the Base Indenture, without the consent of each Holder of an Outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on, or the Repurchase Price of, as applicable, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes (except as otherwise provided in the Base Indenture), Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Note that is in an integral multiple of $1,000. Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay cash in lieu of such fractional share of Common Stock as provided in the Indenture. The initial Conversion Rate shall be 50.2008 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. If a Holder converts all or a part of this Note in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the Business Day following the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Fundamental Change Repurchase Date, except as otherwise provided in the Indenture. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof at any time following the Company entering into a definitive agreement that, if consummated, would give rise to a Fundamental Change, but in any event not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change.

The Notes will not be entitled to the benefit of any sinking fund.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company, which shall initially be the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection with any registration of transfer or exchange of Notes (except as otherwise set forth in the Base Indenture).

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Schedule I

AV Homes, Inc.

6.00% Senior Convertible Notes due 2020

No.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note for a Definitive Note or in connection with a Conversion, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange or Conversion	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CONVERSION NOTICE

To: AV Homes, Inc. and Conversion Agent

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes and duties payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note. This Conversion Notice is being delivered in connection with a Non-Stock Change of Control.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address
Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number

EXHIBIT C

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: AV Homes, Inc. and Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from AV Homes, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number:

Principal amount to be repaid (if less than all): $ ,000

NOTICE:

The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT D

FORM OF ASSIGNMENT AND TRANSFER

For value received             hereby sell(s), assign(s) and transfer(s) unto             (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change, or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT E

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF TRANSFER RESTRICTED NOTES

Re:	6.00% Senior Convertible Notes due 2016 (the “Notes”) of AV Homes, Inc.

This certificate relates to $            principal amount of Notes owned in (check applicable box)

☐ book-entry or	☐ definitive form by	(the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.06 of the Supplemental Indenture dated as of June 23, 2015 between AV Homes, Inc. and Wilmington Trust, National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Note is being transferred outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act.

☐	Such Note is being acquired for the Transferor’s own account, without transfer.

☐	Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

Date:
(Insert Name of Transferor)

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ] [        ], 20[    ], among             (the “Guaranteeing Subsidiary”), a subsidiary of AV Homes, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee that certain Third Supplemental Indenture (the “Indenture”), dated as of June 23, 2015, providing for the issuance of an unlimited aggregate principal amount of 6.00% Senior Convertible Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 5.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture and the Base Indenture applicable to Subsidiary Guarantors, including without limitation Article IX of the Indenture.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: